EXHIBIT 2.01



                               GRANT THORNTON LLP
                         18300 VON KARMAN AVE. SUITE 800
                                IRVINE, CA 92612




January 18, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Re:   Trident Media Group, Inc.
      File No. 2-98074-NY

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Trident Media Group, Inc.,dated January 15, 2001, and agree with the statements contained therein.


Very truly yours,

/s/ Grant Thornton LLP
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GRANT THORNTON LLP